Exhibit 1.2

SEVENTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
TEEKAY OFFSHORE PARTNERS L.P.

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SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP OF TEEKAY OFFSHORE PARTNERS L.P.

THIS SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF TEEKAY OFFSHORE PARTNERS L.P., dated as of January 22, 2020 (the “Effective Date”) and effective as of the effective time of the Merger, is entered into by and between Teekay Offshore GP L.L.C., a Marshall Islands limited liability company, as the General Partner, and, solely with respect to Section 16.5(b), Brookfield TK TOGP LP, a Bermuda limited partnership, and Brookfield TK Block Acquisition LP, a Bermuda limited partnership, together with any other Persons who are or become Partners in the Partnership or parties hereto as provided herein.  In consideration of the covenants, conditions and agreements contained herein, the parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1	Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity or asset base of the Partnership Group from the operating capacity or asset base of the Partnership Group existing immediately prior to such transaction; provided, however, that any acquisition of properties or assets of another Person that is made solely for investment purposes shall not constitute an Acquisition under this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Value” means the fair market value of the applicable property or other consideration at the time of contribution or distribution, as the case may be, as determined by the General Partner.

“Agreement” means this Seventh Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P., as it may be amended, supplemented or restated from time to time.

“Arrears” means, with respect to Preferred Unit Distributions for a particular series of Preferred Units for any quarter period, that the full cumulative Preferred Unit Distributions for such series of Preferred Units through the most recent Preferred Unit Distribution Payment Date for such series of Preferred Units have not been paid on all Outstanding Preferred Units of such series.

“Associate” means, when used to indicate a relationship with any Person: (a) any corporation or organization of which such Person is a director, officer, manager or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(a)

the sum of (i) all cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less

(b)

the amount of any cash reserves (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) established by the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject, (iii) provide funds for Preferred Unit Payments or (iv) provide funds for distributions under Section 6.2(a) in respect of any one or more of the next four Quarters; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Board of Directors” means the board of directors or managers of a corporation or limited liability company, as applicable, or if a limited partnership, the board of directors or board of managers of the general partner of such limited partnership.

“Brookfield Affiliated Holders” means, collectively, Brookfield TKC Acquisition L.P., a Bermuda limited partnership, and Brookfield TK TOLP L.P., a Bermuda limited partnership, and any Affiliate of the foregoing; provided, however, that in no event shall Brookfield Affiliated Holders include any such Affiliate that operates behind an information wall.

“Brookfield Sales Event” means any direct or indirect sale of Class B Common Units by any Brookfield Affiliated Holder to any Person who is not a Brookfield Affiliated Holder.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Calculation Agent” means a calculation agent appointed by the General Partner prior to the commencement of the Series E Floating Rate Period.  If the General Partner is unable to obtain a third-party to serve as calculation agent, the calculation agent may be the General Partner or an Affiliate of the General Partner.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

“Certificate” means a certificate (i) substantially in the form of Exhibit A with respect to Common Units, Exhibit B with respect to Series A Preferred Units, Exhibit C with respect to Series B Preferred Units or Exhibit D with respect to Series E Preferred Units, to this Agreement, (ii) issued in global or book entry form in accordance with the rules and regulations of the Depository or (iii) in such other form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units or Preferred Units, or a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Marshall Islands Registrar as referenced in Section 7.2 as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“claim” (as used in Section 7.12(c)) has the meaning assigned to such term in Section 7.12(c).

“Class A Common Unit” means a Partnership Security having the rights and obligations specified with respect to Class A Common Units set forth in this Agreement.

“Class A Common Unitholders” means the holders of the Class A Common Units.

“Class A Sharing Amount” means, with respect to any Brookfield Sales Event, a number of Class A Common Units equal to (i) the number of Class B Common Units to be transferred in connection with such Brookfield Sales Event divided by the total number of Class B Common Units then outstanding multiplied by (ii) the number of Class A Common Units then outstanding.

“Class B Common Unit” means a Partnership Security having the rights and obligations specified with respect to Class B Common Units set forth in this Agreement.

“Closing Date” means the first date on which Common Units (as defined in the Original Agreement) were sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means each of the Class A Common Units and the Class B Common Units.

“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are not (a) security holders, officers or employees of the General Partner, (b) officers, directors or employees of any Affiliate of the General Partner or (c) holders of any ownership interest in the Partnership Group other than Common Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Exchange Act, and the rules and regulations of the Commission thereunder and by any National Securities Exchange on which the Common Units are listed or admitted to trading.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Marshall Islands Act, but excluding cash, contributed to the Partnership.

“Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among the General Partner, the Partnership, the Operating Company, Teekay Corporation and the other parties named therein, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

“Depository” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Effective Date” has the meaning assigned to such term in the preamble to this Agreement.

“Election Period” has the meaning assigned to such term in Section 17.4(a).

“Eligible Share” has the meaning assigned to such term in Section 17.4(a).

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Excluded Issuance” means an issuance or sale of any New Interests in connection with (a) grants to existing and future directors, officers and employees, consultants or independent contractors of the General Partner or its Affiliates in accordance with the terms and conditions of any equity-based plans or other compensation agreements; (b) the conversion or any exchange of any securities of the Partnership into New Interests, or the exercise of any warrants or other rights to acquire New Interests; (c) any merger, consolidation or other business combination involving the Partnership or any of its Subsidiaries; (d) any subdivision of Partnership Interests, distribution on Partnership Interests or reclassification, reorganization or similar recapitalization and (e) any underwritten offering of New Interests for cash for the account of the Partnership.

“General Partner” means Teekay Offshore GP L.L.C., a Marshall Islands limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner and without reference to any Limited Partner Interest held by it) which is evidenced by General Partner Units, and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“General Partner Unit” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest.  A General Partner Unit is not a Unit.

“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

“Group Member” means a member of the Partnership Group.

“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws (or similar organizational documents) of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, in each case as such may be amended, supplemented or restated from time to time.

“Holder” as used in Section 7.12, has the meaning assigned to such term in Section 7.12(a).

“Indemnified Persons” has the meaning assigned to such term in Section 7.12(c).

“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a member, partner, director, officer, fiduciary or trustee of any Person which any of the preceding clauses of this definition describes, (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as an officer, director, member, partner, fiduciary or trustee of another Person (provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), and (f) any other Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.

“Junior Securities” has the meaning assigned to such term in Section 16.7.

“Limited Partner” means, unless the context otherwise requires, each Person that is or becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership; provided, however, that when the term “Limited Partner” is used herein in the context of any vote or other approval, including Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of a Class A Common Unit (solely with respect to its Class A Common Units and not with respect to any other Limited Partner Interest held by such Person) except as may otherwise be required by law.  Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Class A Common Units, Class B Common Units, Preferred Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement; provided, however, that when the term “Limited Partner Interest” is used herein in the context of any vote or other approval, including Articles XIII and XIV, such term shall not, solely for such purpose, include any Class A Common Units except as may otherwise be required by law.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidation Event” means the occurrence of a dissolution or liquidation of the Partnership, whether voluntary or involuntary; provided, however, that a Liquidation Event shall not precede the Liquidation Date.  Neither the sale of all or substantially all of the property or business of the Partnership nor the consolidation or merger of the Partnership with or into any other Person, individually or in a series of transactions, shall be deemed a Liquidation Event.

“Liquidation Preference” means, in connection with any distribution in connection with a Liquidation Event pursuant to Section 12.4 and with respect to any holder of any class or series of Partnership Securities, the amount otherwise payable to such holder in such distribution with respect to such class or series of Partnership Securities (assuming no limitation on the assets of the Partnership available for such distribution), including an amount equal to any accrued but unpaid distributions thereon to the date fixed for such payment, whether or not declared (if the terms of the applicable class or series of Partnership Securities so provide).  For avoidance of doubt, for the foregoing purposes, (a) the Series A Liquidation Preference is the Liquidation Preference with respect to the Series A Preferred Units, (b) the Series B Liquidation Preference is the Liquidation Preference with respect to the Series B Preferred Units and (c) the Series E Liquidation Preference is the Liquidation Preference with respect to the Series E Preferred Units.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Marshall Islands Act” means the Limited Partnership Act of the Marshall Islands, as amended, supplemented or restated from time to time, and any successor to such statute.

“Marshall Islands Registrar” means the Registrar of Corporations responsible for non-resident entities as described in Section 4 of the Marshall Islands Business Corporations Act.

“Merger” means the merger of Brookfield TK Merger Sub LLC, a Marshall Islands limited liability company, with and into the Partnership pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of the Effective Date, by and among Brookfield TK Acquisition Holdings LP, Brookfield TK Merger Sub LLC, the Partnership and the General Partner.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Agreed Value of such property, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

“New Interests” has the meaning assigned to such term in Section 17.4(a).

“Offered Interests” has the meaning assigned to such term in Section 17.4(a).

“Omnibus Agreement” means that Amended and Restated Omnibus Agreement, dated as of the Closing Date, among Teekay Corporation, Teekay LNG Partners L.P., Teekay GP L.L.C., Teekay LNG Operating L.L.C., the General Partner, the Partnership, Teekay Offshore Operating GP L.L.C. and the Operating Company.

“Operating Company” means Teekay Offshore Operating L.P., a Marshall Islands limited partnership, and any successors thereto.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.

“Original Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 19, 2006. “Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of the Outstanding Partnership Securities of any class or series then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Partnership Securities so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Securities shall not, however, be treated as a separate class or series of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Outstanding Partnership Securities of any class or series then Outstanding directly from the General Partner or its Affiliates, (ii) any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class or series then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, (iii) any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the Board of Directors of the General Partner or (iv) with respect to any voting rights thereof, Preferred Units.

“Pari Passu Securities” has the meaning assigned to such term in Section 17.4(a).

“Parity Securities” has the meaning assigned to such term in Section 16.7(b).

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Teekay Offshore Partners L.P., a Marshall Islands limited partnership, and any successors thereto.

“Partnership Group” means the Partnership and its Subsidiaries, including the Operating Company, treated as a single entity.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including Common Units and Preferred Units.

“Paying Agent” means Computershare, acting in its capacity as paying agent for the particular series of Preferred Units, and its respective successors and assigns or any other payment agent appointed by the General Partner; provided, however, that if no Paying Agent is specifically designated for a particular series of Preferred Units, the General Partner shall act in such capacity.

“Percentage Interest” means as of any date of determination (a) as to the General Partner with respect to General Partner Units and as to any Unitholder with respect to Units (other than Preferred Units), the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units (other than Preferred Units) held by such Unitholder or the number of General Partner Units held by the General Partner, as the case may be, by (B) the total number of all Outstanding Units (other than Preferred Units) and General Partner Units, and (b) as to the holders of other Partnership Securities issued by the Partnership in accordance with Section 5.5, the percentage established as a part of such issuance.  The Percentage Interest with respect to a Preferred Unit shall at all times be zero.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Preemptive Notice” has the meaning assigned to such term in Section 17.4(a).

“Preferred Unit Distribution Payment Date” means the Series A Distribution Payment Date, Series B Distribution Payment Date or Series E Distribution Payment Date, as applicable.

“Preferred Unit Distributions” means Series A Distributions, Series B Distributions and/or Series E Distributions, as applicable.

“Preferred Unit Holders” means Series A Holders, Series B Holders and/or Series E Holders, as applicable.

“Preferred Unit Liquidation Preference” means the Series A Liquidation Preference, Series B Liquidation Preference or Series E Liquidation Preference, as applicable.

“Preferred Unit Payments” means Series A Payments, Series B Payments and/or Series E Payments, as applicable.

“Preferred Units” means a Partnership Security, designated as a “Preferred Unit,” which entitles the holder thereof to a preference with respect to distributions, or as to the distribution of assets upon any Liquidation Event, over Common Units, including the Series A Preferred Units, the Series B Preferred Units and the Series E Preferred Units.

“Prior Agreement” means the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of January 23, 2018.

“Pro Rata” means (a) when used with respect to Units (other than Preferred Units) or any class or series thereof, apportioned equally among all designated Units (other than Preferred Units) in accordance with their relative Percentage Interests, (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests and (c) when used with respect to holders of Preferred Units (or a particular series thereof), apportioned equally among all holders of Preferred Units (or such series thereof) in accordance with the relative number or percentage of Preferred Units (or such series thereof), as applicable, held by each such holder.

“Proposed Purchaser” has the meaning assigned to such term in Section 17.4(a).

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership.

“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) the Person in whose name a Class B Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, (b) the Person in whose name a Preferred Unit is registered on the books of the Transfer Agent as of, unless otherwise set forth in Article XVI, the opening of business on a particular Business Day, or (c) with respect to other Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books that the General Partner has caused to be kept as of the opening of business on such Business Day.

“Registrar” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar for the Common Units and the Preferred Units; provided, however, that if no registrar is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

“Registration Statement” means the Registration Statement on Form F-1 (Registration No. 333-139116) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of Common Units in the initial offering.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may succeed or replace the LIBOR01 page on that service).

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Senior Securities” has the meaning assigned to such term in Section 16.7(c).

“Series A Distribution Payment Date” means each February 15, May 15, August 15 and November 15, commencing August 15, 2013; provided, however, that if any Series A Distribution Payment Date would otherwise occur on a day that is not a Business Day, payment of Series A Distributions that would otherwise be payable on such date shall instead occur on the immediately succeeding Business Day as provided for in Section 16.3(a).

“Series A Distribution Period” means a period of time from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Series A Original Issue Date), to but excluding the next Series A Distribution Payment Date for such Series A Distribution Period.

“Series A Distribution Rate” means a rate equal to 7.25% per annum of the Stated Series A Liquidation Preference per Series A Preferred Unit.

“Series A Distribution Record Date” has the meaning assigned to such term in Section 16.3(b).

“Series A Distributions” means distributions with respect to Series A Preferred Units pursuant to Section 16.3.

“Series A Holder” means a Record Holder of the Series A Preferred Units.

“Series A Liquidation Preference” means a liquidation preference for each Series A Preferred Unit initially equal to the Stated Series A Liquidation Preference per unit, which liquidation preference shall be subject to (a) increase by the per Series A Preferred Unit amount of any accumulated and unpaid distributions (whether or not such distributions shall have been declared) and (b) decrease upon a distribution in connection with a Liquidation Event described in Section 16.4 which does not result in payment in full of the liquidation preference of such Series A Preferred Unit.

“Series A Original Issue Date” means April 30, 2013.

“Series A Payments” means, collectively, Series A Distributions and Series A Redemption Payments.

“Series A Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVI.

“Series A Redemption Date” has the meaning assigned to such term in Section 16.6.

“Series A Redemption Notice” has the meaning assigned to such term in Section 16.6(b).

“Series A Redemption Price” has the meaning assigned to such term in Section 16.6(a).

“Series A Redemption Payments” means payments to be made to the holders of Series A Preferred Units to redeem Series A Preferred Units in accordance with Section 16.6.

“Series B Distribution Payment Date” means each February 15, May 15, August 15 and November 15, commencing August 15, 2015; provided, however, that if any Series B Distribution Payment Date would otherwise occur on a day that is not a Business Day, payment of Series B Distributions that would otherwise be payable on such date shall instead occur on the immediately succeeding Business Day as provided for in Section 16.3(a).

“Series B Distribution Period” means a period of time from and including the preceding Series B Distribution Payment Date (other than the initial Series B Distribution Period, which shall commence on and include the Series B Original Issue Date), to but excluding the next Series B Distribution Payment Date for such Series B Distribution Period.

“Series B Distribution Rate” means a rate equal to 8.50% per annum of the Stated Series B Liquidation Preference per Series B Preferred Unit.

“Series B Distribution Record Date” has the meaning assigned to such term in Section 16.3(b).

“Series B Distributions” means distributions with respect to Series B Preferred Units pursuant to Section 16.3.

“Series B Holder” means a Record Holder of the Series B Preferred Units.

“Series B Liquidation Preference” means a liquidation preference for each Series B Preferred Unit initially equal to the Stated Series B Liquidation Preference per unit, which liquidation preference shall be subject to (a) increase by the per Series B Preferred Unit amount of any accumulated and unpaid distributions (whether or not such distributions shall have been declared) and (b) decrease upon a distribution in connection with a Liquidation Event described in Section 16.4 which does not result in payment in full of the liquidation preference of such Series B Preferred Unit.

“Series B Original Issue Date” means April 20, 2015.

“Series B Payments” means, collectively, Series B Distributions and Series B Redemption Payments.

“Series B Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVI.

“Series B Redemption Date” has the meaning assigned to such term in Section 16.6.

“Series B Redemption Notice” has the meaning assigned to such term in Section 16.6(b).

“Series B Redemption Price” has the meaning assigned to such term in Section 16.6(a).

“Series B Redemption Payments” means payments to be made to the holders of Series B Preferred Units to redeem Series B Preferred Units in accordance with Section 16.6.

“Series E Distribution Payment Date” means each February 15, May 15, August 15 and November 15, commencing May 15, 2018; provided, however, that (i) if any Series E Distribution Payment Date during the Series E Fixed Rate Period would otherwise occur on a day that is not a Business Day, payment of Series E Distributions that would otherwise be payable on such date shall instead occur on the immediately succeeding Business Day as provided for in Section 16.3(a), and (ii) if any Series E Distribution Payment Date during the Series E Floating Rate Period would otherwise occur on a day that is not a Business Day, such Series E Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series E Distribution Period” means a period of time from and including the preceding Series E Distribution Payment Date (other than the initial Series E Distribution Period, which shall commence on and include the Series E Original Issue Date), to but excluding the next Series E Distribution Payment Date for such Series E Distribution Period.

“Series E Distribution Rate” means a rate equal to (a) during the Series E Fixed Rate Period, 8.875% per annum of the Stated Series E Liquidation Preference per Series E Preferred Unit and (b) during the Series E Floating Rate Period, a percentage per annum of the Stated Series E Liquidation Preference per Series E Preferred Unit equal to the sum of (i) Series E Three-Month LIBOR, as calculated on each applicable Series E LIBOR Determination Date, and (ii) 6.407%.

“Series E Distribution Record Date” has the meaning assigned to such term in Section 16.3(b).

“Series E Distributions” means distributions with respect to Series E Preferred Units pursuant to Section 16.3.

“Series E Fixed Rate Period” means the period from and including the Series E Original Issue Date to, but not including, February 15, 2025.

“Series E Floating Rate Period” means the period from and including February 15, 2025 to, but not including, the date that all of the Series E Preferred Units are redeemed in full in accordance with Section 16.6 or are otherwise not outstanding.

“Series E Holder” means a Record Holder of the Series E Preferred Units.

“Series E LIBOR Determination Date” means the London Business Day immediately preceding the first date of the applicable Series E Distribution Period during the Series E Floating Rate Period.

“Series E Liquidation Preference” means a liquidation preference for each Series E Preferred Unit initially equal to the Stated Series E Liquidation Preference per unit, which liquidation preference shall be subject to (a) increase by the per Series E Preferred Unit amount of any accumulated and unpaid distributions (whether or not such distributions shall have been declared) and (b) decrease upon a distribution in connection with a Liquidation Event described in Section 16.4 which does not result in payment in full of the liquidation preference of such Series E Preferred Unit.

“Series E Original Issue Date” means January 23, 2018.

“Series E Payments” means, collectively, Series E Distributions and Series E Redemption Payments.

“Series E Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVI.

“Series E Redemption Date” has the meaning assigned to such term in Section 16.6.

“Series E Redemption Notice” has the meaning assigned to such term in Section 16.6(b).

“Series E Redemption Price” has the meaning assigned to such term in Section 16.6(a).

“Series E Redemption Payments” means payments to be made to the holders of Series E Preferred Units to redeem Series E Preferred Units in accordance with Section 16.6.

“Series E Three-Month LIBOR” means, in respect of each Series E Distribution Period during the Series E Floating Rate Period, the following rate determined by the Calculation Agent, as of the applicable Series E LIBOR Determination Date in accordance with the following provisions:

(a) the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period commencing on the first day of such period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the applicable Series E LIBOR Determination Date; or

(b) If the Calculation Agent determines that three-month LIBOR (as contemplated by the immediately preceding clause (a)) has been discontinued, then it will determine whether to use a substitute or successor base rate that it has determined in its sole discretion is most comparable to three-month LIBOR, provided that if the  Calculation Agent determines there is an industry accepted successor base rate, the Calculation Agent shall use such successor base rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may also implement changes to the business day convention, the definition of business day, the Series E LIBOR Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant business day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines to use a substitute or successor base rate as so provided, the following will apply: if the rate described in the immediately preceding clause (a) is not so published, the Calculation Agent shall select four major banks in the London interbank market and request that the principal London offices of those four selected banks provide their offered quotations for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the Series E LIBOR Determination Date for such period. Offered quotations must be based on a principal amount equal to an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in U.S. dollars in the London interbank market at the time. If two or more quotations are provided, Series E Three-Month LIBOR for such period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, Series E Three-Month LIBOR for such period will be the arithmetic mean of the rates quoted on the Series E LIBOR Determination Date for such period by three major banks in New York City selected by the Calculation Agent, for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of such period. The rates quoted must be based on an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in U.S. dollars in that market at the time. If fewer than three New York City banks selected by the Calculation Agent are quoting rates in the manner described above, Series E Three-Month LIBOR for the applicable period will be the same as for the immediately preceding period or, if the immediately preceding period was within the Series E Fixed Rate Period, the same as for the most recent quarter for which Series E Three-Month LIBOR can be determined.

All percentages resulting from any of the calculations described in the immediately preceding clauses (a) and (b) will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point rounded upwards) and all dollar amounts used in or resulting from such calculations will be rounded, if necessary, to the nearest cent (with one-half cent being rounded upwards).

“Special Approval” means approval by a majority of the members of the Conflicts Committee.

“Stated Preferred Unit Liquidation Preference” means the Stated Series A Liquidation Preference, Stated Series B Liquidation Preference or Stated Series E Liquidation Preference, as applicable.

“Stated Series A Liquidation Preference” means an amount equal to $25.00 per Series A Preferred Unit.

“Stated Series B Liquidation Preference” means an amount equal to $25.00 per Series B Preferred Unit.

“Stated Series E Liquidation Preference” means an amount equal to $25.00 per Series E Preferred Unit.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person or a combination thereof,

(b) a partnership (whether general or limited) in which such Person or a Subsidiary (as defined, but excluding subsection (d) of this definition) of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i)  a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person, or (d) any other Person in which such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) less than a majority ownership interest or (ii) less than the power to elect or direct the election of a majority of the directors or other governing body of such Person, provided that (A) such Person, one or more Subsidiaries (as defined, but excluding this subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of the determination, has at least a 20% ownership interest in such other Person, (B) such Person accounts for such other Person (under U.S. GAAP, as in effect on the later of the date of investment in such other Person or material expansion of the operations of such other Person) on a consolidated or equity accounting basis, (C) such Person has directly or indirectly material negative control rights regarding such other Person including over such other Person’s ability to materially expand its operations beyond that contemplated at the date of investment in such other Person, and (D) such other Person is (i) other than with respect to the Operating Company, formed and maintained for the sole purpose of owning or leasing, operating and chartering no more than 10 vessels for a period of no more than 40 years, and (ii) obligated under its constituent documents, or as a result of a unanimous agreement of its owners, to distribute to its owners all of its income on at least an annual basis (less any cash reserves that are approved by such Person).

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as transfer agent for the Common Units and the Preferred Units; provided, however, that if no transfer agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

“Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchased Common Units pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement dated December 13, 2006 among the Underwriters, the Partnership, the General Partner, the Operating Company, and Teekay Corporation, providing for the purchase of Common Units by such Underwriters.

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Class A Common Units, Class B Common Units and Preferred Units, but shall not include General Partner Units (or the General Partner Interest represented thereby).

“Unit Majority” means a majority of the Outstanding Class B Common Units, voting as a class.

“Unitholders” means the holders of Units.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to Partners made pursuant to a credit facility, commercial paper facility or similar financing arrangement available to a Group Member, provided that when such borrowing is incurred it is the intent of the borrower to repay such borrowing within 12 months from sources other than additional Working Capital Borrowings.

Section 1.2	Construction.

Unless the context requires otherwise:  (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation; and (d) the terms “hereof”, “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement.  The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II
ORGANIZATION

Section 2.1	Formation; Amendment and Restatement of the Prior Agreement; Ownership of Partnership Interests.

The Partnership was previously formed as a limited partnership pursuant to the filing of the Certificate of Limited Partnership pursuant to the provisions of the Marshall Islands Act. The Prior Agreement is hereby amended and restated in its entirety, effective as of the effective time of the Merger. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Marshall Islands Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

Section 2.2	Name.

The name of the Partnership shall be “Teekay Offshore Partners L.P.” The Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner.  The words “Limited Partnership” or the letters “L.P.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires.  The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3	Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the General Partner, the registered office of the Partnership in the Marshall Islands shall be located at Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH 96960, and the registered agent for service of process on the Partnership in the Marshall Islands at such registered office shall be The Trust Company of The Marshall Islands, Inc.  The principal office of the Partnership shall be located at 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda or such other place as the General Partner may from time to time designate by notice to the Limited Partners.  The Partnership may maintain offices at such other place or places within or outside the Marshall Islands as the General Partner determines to be necessary or appropriate.  The address of the General Partner shall be 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4	Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Marshall Islands Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member.  The General Partner shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Partnership of any business free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation.

Section 2.5	Powers.

The Partnership shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6	Power of Attorney.

(a)Each Limited Partner hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the Marshall Islands and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement (including with respect to any actions permitted by Article XVII); (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.5; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XIV; and

(ii)execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, however, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b)The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner and the transfer of all or any portion of such Limited Partner’s Partnership Interest and shall extend to such Limited Partner’s heirs, successors, assigns and personal representatives.  Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney.  Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Partnership.

Section 2.7	Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Marshall Islands Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII.  The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Marshall Islands Act.

Section 2.8	Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine.  The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use commercially reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; and, provided further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III
RIGHTS OF LIMITED PARTNERS

Section 3.1	Limitation of Liability.

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Marshall Islands Act.

Section 3.2	Management of Business.

No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Marshall Islands Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 30 of the Marshall Islands Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

Section 3.3	Outside Activities of the Limited Partners.

Subject to the provisions of Section 7.5 and the Omnibus Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners, any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group.  Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

Section 3.4	Rights of Limited Partners.

(a)In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand and at such Limited Partner’s own expense, to:

(i)obtain, promptly after becoming available, a copy of the Partnership’s financial statements or income tax returns, if applicable, for each year;

(ii)have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

(iii)obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner;

(iv)have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v)obtain true and full information regarding the status of the business and financial condition of the Partnership Group; and

(vi)obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b)The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS

Section 4.1	Certificates.

Upon the Partnership’s issuance of General Partner Units, Class B Common Units or Preferred Units and subject to Section 16.2(b) with respect to any series of Preferred Units described therein, the Partnership shall issue, (a) upon the General Partner’s request, one or more Certificates in the name of the General Partner evidencing its General Partner Units and (b) upon the request of any Person owning any Partnership Securities other than Class A Common Units, one or more certificates evidencing such Partnership Securities. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the General Partner. No Class B Common Unit Certificate or Preferred Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Class B Common Units or Preferred Units in global form, the Class B Common Unit Certificates or the Preferred Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Class B Common Units or Preferred Units have been duly registered in accordance with the directions of the Partnership. The Class A Common Units shall be uncertificated.

Section 4.2	Mutilated, Destroyed, Lost or Stolen Certificates.

(a)If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b)The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner fails to notify the General Partner within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c)As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3	Record Holders.

The Partnership shall be entitled to recognize the applicable Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.  Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other hand, such representative Person shall be the Record Holder of such Partnership Interest.

Section 4.4	Transfer Generally.

(a)The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV.  Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c)Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the General Partner of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in the General Partner.

Section 4.5	Registration and Transfer of Limited Partner Interests.

(a)The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests.  The Registrar and Transfer Agent are hereby appointed registrar and transfer agent for the purpose of registering Common Units and Preferred Units and transfers of such Common Units and Preferred Units as herein provided.  The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5.  Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Class B Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(b)The General Partner shall not recognize any transfer of Limited Partner Interests until the Certificates, if any, evidencing such Limited Partner Interests are surrendered for registration of transfer.  No charge shall be imposed by the General Partner for such transfer; provided, however, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)The General Partner and its Affiliates shall have the right at any time to transfer their Common Units or any Preferred Units to one or more Persons.

Section 4.6	Transfer of Class A Common Units.

Notwithstanding anything to the contrary in this Agreement, no Class A Common Unitholder may sell, assign, convey, pledge, transfer or otherwise dispose of any Class A Common Units (other than pursuant to Section 17.3), and any sale, assignment, conveyance, pledge, transfer or other disposition of Class A Common Units in violation of this Section 4.6, other than by operation of law (including intestacy), shall be null and void.

Section 4.7	Transfer of the General Partner’s General Partner Interest.

(a)Subject to Section 4.7(b) below, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.

(b)Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner or member of any other Group Member and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member.  In the case of a transfer pursuant to and in compliance with this Section 4.7, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.8	Restrictions on Transfers.

(a)Except as provided in Section 4.8(b) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws, laws of the Marshall Islands, or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer or (ii) terminate the existence or qualification of the Partnership or any Group Member under the laws of the jurisdiction of its formation.

(b)Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1	Intentionally Omitted
Section 5.2	General Partner Pre-emptive Rights.

Upon the issuance of any additional Limited Partner Interests by the Partnership, the General Partner may, in exchange for a proportionate number of General Partner Units, make additional Capital Contributions in an amount equal to the product obtained by multiplying (i) the quotient determined by dividing (A) the General Partner’s Percentage Interest immediately prior to such issuance by (B) 100 less the General Partner’s Percentage Interest immediately prior to such issuance by (ii) the amount contributed to the Partnership by the Limited Partners in exchange for such additional Limited Partner Interests.  The General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.  The General Partner’s Percentage Interest shall not change as a result of the issuance of any Preferred Units.  However, the General Partner shall be entitled to participate in any Preferred Unit Payments only to the extent of its proportionate Capital Contribution with respect to any such issuance of the applicable series of Preferred Units.

Section 5.3	Contributions by Limited Partners.

No Limited Partner will be required to make any Capital Contribution to the Partnership pursuant to this Agreement.

Section 5.4	Interest and Withdrawal.

No interest shall be paid by the Partnership on Capital Contributions.  No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered and permitted as such by law and then only to the extent provided for in this Agreement.  Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 5.5	Issuances of Additional Partnership Securities.

(a)Subject to any approvals required by Preferred Unit Holders pursuant to Section 16.5(c)(ii) and the limitations with respect to Class A Common Units set forth in Section 17.1(a), the Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

(b)Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.5(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner, including (i) the right to share in Partnership distributions; (ii) the rights upon dissolution and liquidation of the Partnership; (iii) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Security (including sinking fund provisions); (iv) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; (vi) the method for determining the Percentage Interest as to such Partnership Security; and (vii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

(c)The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.5, (ii) the conversion of the General Partner Interest (represented by General Partner Units) into Units pursuant to the terms of this Agreement, (iii) the admission of additional Limited Partners and (iv) all additional issuances of Partnership Securities.  The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued.  The General Partner shall do all things necessary to comply with the Marshall Islands Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed or admitted to trading.

Section 5.6	Limitations on Issuance of Additional Partnership Securities.

The Partnership may issue an unlimited number of Partnership Securities (or options, rights, warrants or appreciation rights related thereto) pursuant to Section 5.5 without the approval of the Limited Partners; provided, however, that no fractional units shall be issued by the Partnership.

Section 5.7	Limited Preemptive Right.

Except as provided in this Section 5.7, Section 5.2 or Section 17.4, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created.  The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership

Securities; provided, however, that the amount of any series of Preferred Units issued by the Partnership from time to time that the General Partner shall have a right to purchase pursuant to this Section 5.7 shall equal the product of (a) the aggregate Percentage Interest of the General Partner and its Affiliates multiplied by (b) the number of such series of Preferred Units so issued.

Section 5.8	Splits and Combinations.

(a)Subject to Section 5.8(d), the Partnership may make a Pro Rata distribution of Partnership Securities (other than Preferred Units) to all Record Holders of the same class or series of Partnership Securities or may effect a subdivision or combination of the same class or series of Partnership Securities so long as, after any such event, each Partner holding such class or series of such Partnership Securities shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis (including those based on the applicable Preferred Unit Liquidation Preference or the applicable Stated Preferred Unit Liquidation Preference) or stated as a number of Units are proportionately adjusted, to the extent applicable.

(b)Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice.  The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination.  The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes.  If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units.  If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.8(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.9	Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by the Marshall Islands Act.

ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS

Section 6.1	Allocations.

For purposes of the Marshall Islands Act, the Partnership’s items of income, gain, loss and deduction shall be allocated among the Partners in each taxable year (or portion thereof) as follows:

(a)to each (i) Series A Holder, an allocation of items of income, including if necessary items of gross income, in an amount equal to the difference, if any, between (A) the excess of the Series A Liquidation Preference attributable to such Series A Holder over the Stated Series A Liquidation Preference attributable to such Series A Holder and (B) the cumulative amount of all prior allocations of income to such Series A Holder pursuant to this Section 6.1(a), (ii) Series B Holder, an allocation of items of income, including if necessary items of gross income, in an amount equal to the difference, if any, between (A) the excess of the Series B Liquidation Preference attributable to such Series B Holder over the Stated Series B Liquidation Preference attributable to such Series B Holder and (B) the cumulative amount of all prior allocations of income to such Series B Holder pursuant to this Section 6.1(a), and (iii) Series E Holder, an allocation of items of income, including if necessary items of gross income, in an amount equal to the difference, if any, between (A) the excess of the Series E Liquidation Preference attributable to such Series E Holder over the Stated Series E Liquidation Preference attributable to such Series E Holder and (B) the cumulative amount of all prior allocations of income to such Series E Holder pursuant to this Section 6.1(a), provided that, in the event the Partnership’s gross income for a taxable year (or portion thereof) is less than the sum of the amounts determined pursuant to clauses (i), (ii) and (iii), allocations shall be made pro rata to Series A Holders, Series B Holders and Series E Holders in proportion to the amounts set forth in clauses (i), (ii) and (iii) above; and

(b)(after taking into account any allocations of gross income to a Series A Holder, Series B Holder, or Series E Holder, as applicable, pursuant to Section 6.1(a)), in a manner such that all allocations to the Partners (including allocations made pursuant to Section 6.1(a)) are in accordance with the Partners’ interests in the Partnership, taking into account Section 6.2(a) and 12.4 and Article XVI.

Section 6.2	Distributions to Record Holders.

(a)Available Cash with respect to any Quarter may, at the election of the General Partner, subject to Section 51 of the Marshall Islands Act, be distributed (subject to Section 16.3 in respect of any series of Preferred Units described therein and except as otherwise required by Section 5.5 in respect of additional Partnership Securities issued pursuant thereto) to the General Partner and the Unitholders (other than the Preferred Unit Holders) in accordance with their respective Percentage Interest. No distributions shall be made with respect to Preferred Units pursuant to this Section 6.2(a).

(b)Notwithstanding Section 6.2(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c)Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution.  Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1	Management.

(a)The General Partner shall conduct, direct and manage all activities of the Partnership.  Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership.  In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities (subject to Section 16.5(c)(ii) with respect to any Senior Securities), and the incurring of any other obligations;

(ii)the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger, consolidation or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

(iv)the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

(v)the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if such non-recourse provision results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi)the distribution of Partnership cash;

(vii)the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix)the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

(x)the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expenses and the settling of claims and litigation;

(xi)the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(xiii)the purchase, sale or other acquisition or disposition of Partnership Securities (subject to Section 16.6(f)), or the issuance of options, rights, warrants and appreciation rights relating to Partnership Securities;

(xiv)the undertaking of any action in connection with the Partnership’s participation in any Group Member; and

(xv)the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

(b)Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Marshall Islands Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Underwriting Agreement, the Omnibus Agreement, the Contribution Agreement, any Group Member Agreement of any other Group Member and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or on behalf of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2	Certificate of Limited Partnership.

The General Partner caused the Certificate of Limited Partnership to be filed with the Marshall Islands Registrar as required by the Marshall Islands Act.  The General Partner shall use all commercially reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership or other entity in which the limited partners have limited liability) in the Marshall Islands or any other jurisdiction in which the Partnership may elect to do business or own property.  To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the Marshall Islands or of any other jurisdiction in which the Partnership may elect to do business or own property.  Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.3	Restrictions on the General Partner’s Authority.

(a)Except as otherwise provided in this Agreement, the General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement.

(b)Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests in the Partnership’s Subsidiaries) without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.  Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

Section 7.4	Reimbursement of the General Partner.

(a)Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(b)The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership Group, which amounts shall also include reimbursement for any Common Units purchased to satisfy obligations of the Partnership under any of its equity compensation plans) and (ii) all other direct and indirect expenses allocable to the Partnership or otherwise incurred by the General Partner in connection with operating the Partnership Group’s business (including expenses allocated to the General Partner by its Affiliates).  The General Partner shall determine the expenses that are allocable to the Partnership Group.  Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c)The General Partner and its Affiliates may charge any member of the Partnership Group a management fee to the extent necessary to allow the Partnership Group to reduce the amount of any U.S. federal, state or local or any non-U.S. franchise or income tax or any other tax based upon the revenues or gross margin of any member of the Partnership Group if the tax benefit produced by the payment of such management fee or fees exceeds the amount of such fee or fees.

(d)The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group.  The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliates are obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices.  Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities purchased by the General Partner or such Affiliates from the Partnership or in the open market to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b).  Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.7.

Section 7.5	Outside Activities.

(a)The General Partner, for so long as it is the general partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership), and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member and (iii) except to the extent permitted in the Omnibus Agreement, shall not, and shall cause its controlled Affiliates not to, engage in any LNG Restricted Business or Crude Oil Restricted Business (as such terms are defined in the Omnibus Agreement).

(b)Teekay Corporation, Teekay LNG Partners L.P. and certain of their respective Affiliates have entered into the Omnibus Agreement, which agreement sets forth certain restrictions on the ability of Teekay Corporation, Teekay LNG Partners L.P. and certain of their Affiliates to engage in any Offshore Restricted Business (as defined in the Omnibus Agreement).

(c)Except as specifically restricted by Section 7.5(a) or the Omnibus Agreement, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to any Group Member or any Partner.  Notwithstanding anything to the contrary in this Agreement, (i) the possessing of competitive interests and engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, and (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of the General Partner or of any Indemnitee for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership.

(d)Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to an Indemnitee (including the General Partner) and, subject to the terms of Section 7.5(a), Section 7.5(b) and the Omnibus Agreement, no Indemnitee (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership shall have any duty to communicate or offer such opportunity to the Partnership, and, subject to the terms of Section 7.5(a), Section 7.5(b) and the Omnibus Agreement, such Indemnitee (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person for breach of any fiduciary or other duty by reason of the fact that such Indemnitee (including the General Partner) pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership.

(e)The General Partner and each of its Affiliates may acquire Units or other Partnership Securities and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units or other Partnership Securities acquired by them.  The term “Affiliates” as used in this Section 7.5(e) with respect to the General Partner shall not include any Group Member.

Section 7.6	Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.

(a)The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arms’-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner.  The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds.  For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.

(b)The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner.  No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

(c)No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty, expressed or implied, of the General Partner or its Affiliates to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner’s Percentage Interest of the total amount distributed to all partners.

Section 7.7	Indemnification.

(a)To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, however, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; and, provided further, that no indemnification pursuant to this Section 7.7 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement, the Omnibus Agreement or the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the Partnership).  Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b)To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c)The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f)In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8	Liability of Indemnitees.

(a)Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c)To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

(d)Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9	Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Class B Common Units (excluding Class B Common Units owned by the General Partner and its Affiliates), (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership).  The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval.  If Special Approval is not sought and the Board of Directors of the General Partner determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors of the General Partner acted in good faith, and in any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.  Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

(b)Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the General Partner, or such Affiliates causing it to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity.  In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must reasonably believe that the determination or other action is in the best interests of the Partnership, unless the context otherwise requires.

(c)Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity.  By way of illustration and not of limitation, whenever the phrase, “at the option of the General Partner,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity.  For the avoidance of doubt, whenever the General Partner votes or transfers its Units (including Common Units and any Preferred Units it may hold) or General Partner Interest, to the extent permitted under this Agreement, or refrains from voting or transferring its Units (including Common Units and any Preferred Units it may hold) or General Partner Units, as appropriate, it shall be acting in its individual capacity.  The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner’s general partner, if the General Partner is a limited partnership.

(d)Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use.  Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.

(e)Except as expressly set forth in this Agreement, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.  Notwithstanding anything to the contrary, but subject to Section 7.9(c) and without reference to the definition of “good faith” in Section 7.9(b), neither the General Partner nor any other Indemnitee shall owe any fiduciary duties to Preferred Unit Holders or the Class A Common Unitholders other than a contractual duty of good faith and fair dealing.

(f)The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

Section 7.10	Other Matters Concerning the General Partner.

(a)The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c)The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

Section 7.11	Purchase or Sale of Partnership Securities.

Subject to Section 16.6(f), the General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities.  As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein.  The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X and Section 16.6(f).

Section 7.12	Registration Rights of the General Partner and its Affiliates.

(a)If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the “Holder”) to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.12(a).  Except as provided in the preceding sentence, the Partnership shall be deemed not to have used all commercially reasonable efforts to keep the registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Securities covered thereby not being able to offer and sell such Partnership Securities at any time during such period, unless such action is required by applicable law.  In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request (provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration), and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states.  Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(b)If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of Partnership Securities for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all commercially reasonable efforts to include such number or amount of Partnership Securities held by any Holder in such registration statement as the Holder shall request; provided, however, that the Partnership is not required to make any effort or take any action to so include the Partnership Securities of the Holder once the registration statement becomes or is declared effective by the Commission, including any registration statement providing for the offering from time to time of Partnership Securities pursuant to Rule 415 of the Securities Act.  If the proposed offering pursuant to this Section 7.12(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of Partnership Securities held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering.  Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(c)If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters.  Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys’ fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(c) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus or issuer free writing prospectus as defined in Rule 433 of the Securities Act (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(d)The provisions of Section 7.12(a) and Section 7.12(b) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a general partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period.  The provisions of Section 7.12(c) shall continue in effect thereafter.

(e)The rights to cause the Partnership to register Partnership Securities pursuant to this Section 7.12 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Securities, provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Partnership Securities with respect to which such registration rights are being assigned, and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 7.12.

(f)Any request to register Partnership Securities pursuant to this Section 7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

Section 7.13	Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially.  Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing.  In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner, its officers or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1	Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a).  Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, however, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2	Fiscal Year.

The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3	Reports.

(a)As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on the Partnership’s website), to each Record Holder of a Unit as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b)As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on the Partnership’s website), to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

(c)Notwithstanding anything to the contrary in this Agreement, unless the General Partner is required to deliver reports pursuant to clauses (a) or (b) of this Section 8.3 to Record Holders of Units other than Class A Common Units, or has otherwise prepared such reports for purposes of delivery to Holders of the Class B Common Units, the General Partner and the Partnership shall have no obligation to deliver such reports to any Record Holder of Class A Common Unit.

ARTICLE IX
TAX MATTERS

Section 9.1	Tax Elections and Information.

(a)The Partnership has elected to be treated as an association taxable as a corporation for United States federal income tax purposes.  Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

(b)The tax information reasonably required by Record Holders generally for United States federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends.

Section 9.2	Withholding.

Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other U.S. federal, state or local or any non-U.S. law including pursuant to Sections 1441, 1442 and 1445 of the Code.  To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from any distribution to a Partner, the General Partner may treat the amount withheld as a distribution of cash to such Partner pursuant to this Agreement in the amount of such withholding from such Partner.

Section 9.3	Conduct of Operations.

The General Partner shall use commercially reasonable efforts to conduct the business of the Partnership and its Affiliates in a manner that does not require a holder of Common Units or Preferred Units to file a tax return in any jurisdiction with which the holder has no contact other than through ownership of Common Units or Preferred Units.

For greater certainty, the General Partner shall conduct the affairs and governance of the Partnership so that the General Partner and the Partnership are not residents of Canada for purposes of Canada’s tax legislation and neither the General Partner nor the Partnership is carrying on business in Canada for purposes of such legislation.

ARTICLE X
ADMISSION OF PARTNERS

Section 10.1	Existing Limited Partners.

Any Limited Partner that continues to hold a Partnership Interest following the effective time of the Merger shall continue as a Limited Partner of the Partnership. Pursuant to Section 10.2(a) below, any Person to whom Class A Units are issued in connection with the Merger shall be admitted as a Limited Partner of the Partnership.

Section 10.2	Admission of Additional Limited Partners.

(a)By acceptance of the transfer of any Limited Partner Interests in accordance with Article IV or the acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger or consolidation pursuant to Article XIV, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer, issuance or admission is reflected in the books and records of the Partnership and such Limited Partner becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound by the terms of this Agreement, (iii) represents that the transferee has the capacity, power and authority to enter into this Agreement, (iv) grants the powers of attorney set forth in this Agreement and (v) makes the consents and waivers contained in this Agreement, all with or without execution of this Agreement by such Person.  The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.  A Person may become a Limited Partner or Record Holder of a Limited Partner Interest without the consent or approval of any of the Partners.  A Person may not become a Limited Partner until such Person acquires a Limited Partner Interest and such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest.

(b)The name and mailing address of each Limited Partner shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent.  The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).  A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1 hereof.

(c)Any transfer of a Limited Partner Interest shall not entitle the transferee to receive distributions or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(a).

Section 10.3	Admission of Successor General Partner.

A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.7 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.7; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.7 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission.  Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.4	Amendment of Agreement and Certificate of Limited Partnership.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Marshall Islands Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI
WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1	Withdrawal of the General Partner.

(a)The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i)The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)The General Partner transfers all of its rights as General Partner pursuant to Section 4.7;

(iii)The General Partner is removed pursuant to Section 11.2;

(iv)The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary petition in bankruptcy; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A), (B) or (C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v)The General Partner is adjudged bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding;

(vi)(A) in the event the General Partner is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter and the expiration of 90 days after the date of notice to the corporation of revocation without a reinstatement of its charter; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence.  The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances:  (i) the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2.  The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members.  If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner.  The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member.  If, prior to the effective date of the General Partner’s withdrawal a successor is not selected by the Unitholders as provided herein, the Partnership shall be dissolved in accordance with Section 12.1.  Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

Section 11.2	Removal of the General Partner.

The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Class B Common Units (including Class B Common Units held by the General Partner and its Affiliates voting as a single class).  Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the Outstanding Class B Common Units voting as a class (including Class B Common Units held by the General Partner and its Affiliates).  Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3.  The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member.  If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member.  The right of the holders of Outstanding Class B Common Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that such removal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member.  Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

Section 11.3	Interest of Departing General Partner and Successor General Partner.

(a)In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Class B Common Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner, to require its successor to purchase its General Partner Interest (represented by General Partner Units) and its general partner interest (or equivalent interest), if any, in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure.  If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest of the Departing General Partner.  In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Departing General Partner’s Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter.  If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing General Partner.  In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.

(b)If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Class B Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor).  Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner.  For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Class B Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Class B Common Units.

(c)If a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 (or if the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of the Percentage Interest of the Departing General Partner and the Net Agreed Value of the Partnership’s assets on such date.  In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled.  In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Percentage Interest.

Section 11.4	Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

Section 12.1	Dissolution.

The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement.  Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Sections 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership.  The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a)an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

(b)at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Marshall Islands Act;

(c)the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Marshall Islands Act; or

(d)an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Sections 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3.

Section 12.2	Continuation of the Business of the Partnership After Dissolution.

Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Sections 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Sections 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Sections 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority.  Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs.  If such an election is so made, then:

(i)	the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;
(ii)	if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and
(iii)

the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, however, that the right of the holders of a Unit Majority to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that the exercise of the right would not result in the loss of limited liability of any Limited Partner.

Section 12.3	Liquidator.

Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator.  The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of a majority of the Outstanding Class B Common Units.  The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a majority of the Outstanding Class B Common Units.  Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original

Liquidator) shall within 30 days thereafter be approved by holders of a majority of the Outstanding Class B Common Units.  The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided.  Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4	Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 60 of the Marshall Islands Act and the following:

(a)The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree.  If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value, and contemporaneously therewith, appropriate cash distributions must be made to the other Partners.  The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners.  The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Articles VI and XVI, as applicable.  With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.  When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c)All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed, subject to Section 16.4 in respect of any series of Preferred Units described therein, as follows: (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the percentage applicable to subclause (x) of this Section 12.4(c). Distributions with respect to any series of Preferred Units described in Article XVI in connection with a liquidation or dissolution of the Partnership shall be made pursuant to Section 16.4, rather than pursuant to this Section 12.4(c).

Section 12.5	Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the Marshall Islands shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6	Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7	Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

ARTICLE XIII
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1	Amendments to be Adopted Solely by the General Partner.

Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of the Marshall Islands or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for Marshall Islands income tax purposes;

(d)subject to Section 16.5, to the extent applicable, a change that the General Partner determines (i) does not adversely affect the Limited Partners (including any particular class or series of Partnership Interests as compared to other classes or series of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Marshall Islands authority (including the Marshall Islands Act) or (B) facilitate the trading of the

Units (including the division of any class, classes or series of Outstanding Units into different classes or series to facilitate uniformity of tax consequences within such classes or series of Units) or comply with any applicable securities laws or any rule, regulation, guideline or requirement of the Commission or any National Securities Exchange on which the Units are or will be listed, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.8 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions (other than Preferred Unit Distributions) are to be made by the Partnership;

(f)an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such regulations are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)subject to Section 16.5, an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.5;

(h)any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i)an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with Section 14.3;

(j)an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other Person, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k)a conversion, merger or conveyance pursuant to Section 14.3(d);

(l)any amendment that the General Partner determines to be necessary or appropriate in connection with a transfer or domestication of the Partnership to a new jurisdiction; provided that the Partnership shall have received an Opinion of Counsel that such transfer or domestication would not result in the loss of limited liability of any Limited Partner or of any limited partner or member of any other Group Member; or

(m)any other amendments substantially similar to the foregoing.

Section 13.2	Amendment Procedures.

Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements.  Amendments to this Agreement may be proposed only by the General Partner; provided, however, that the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to propose an amendment, to the fullest extent permitted by applicable law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation.  Subject to Section 16.5, to the extent applicable, a proposed amendment shall be effective upon its approval by the General Partner and the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by the Marshall Islands Act.  Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment.  If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment.  The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3	Amendment Requirements.

(a)Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b)Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such enlargement shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at the General Partner’s option, (iii) change Section 12.1(a), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(a), give any Person the right to dissolve the Partnership.

(c)Except as provided in Section 14.3 and subject to Section 16.5(c)(i) with respect to the applicable series of Preferred Units described therein, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Partnership Interests in relation to other classes or series of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class or series affected.

(d)Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

(e)Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

Section 13.4	Special Meetings.

All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII.  Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class, classes or series for which a meeting is proposed.  Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called.  Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent.  A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting.  Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Marshall Islands Act or the law of any other jurisdiction in which the Partnership is qualified to do business.

Section 13.5	Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class, classes or series of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 18.1.  The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6	Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.  If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

Section 13.7	Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days.  At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8	Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy.  Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9	Quorum and Voting.

The holders of a majority of the Outstanding Units of the class, classes or series for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class, classes or series unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage.  At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required.  The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General Partner).  In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of a majority of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10	Conduct of a Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting.  The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting.  All minutes shall be kept with the records of the Partnership maintained by the General Partner.  The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11	Action Without a Meeting.

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern).  Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved the action in writing.  The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner.  If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted.  If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General

Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the applicable statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 13.12	Right to Vote and Related Matters.

(a)Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act.  All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b)With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry.  The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV
MERGER

Section 14.1	Authority.

The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)), formed under the laws of the Marshall Islands or the State of Delaware or any other state of the United States, pursuant to a written agreement of merger or consolidation in accordance with this Article XIV.

Section 14.2	Procedure for Merger or Consolidation.

Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner; provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger or consolidation of the Partnership and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger or consolidation, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity.  If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the merger agreement, which shall set forth:

(a)the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b)the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c)the terms and conditions of the proposed merger or consolidation;

(d)the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e)a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f)the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the merger agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(g)such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

Section 14.3	Approval by Limited Partners of Merger or Consolidation.

(a)Except as provided in Sections 14.3(d) and 14.3(e), the General Partner, upon its approval of the merger agreement, shall direct that the merger agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII.  A copy or a summary of the merger agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b)Except as provided in Sections 14.3(d) and 14.3(e), the merger agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority.

(c)Except as provided in Sections 14.3(d) and 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the merger agreement.

(d)Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

(e)Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation and (v) the number of Partnership Securities to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Securities Outstanding immediately prior to the effective date of such merger or consolidation.

Section 14.4	Certificate of Merger.

Upon the required approval by the General Partner and the Unitholders of a merger agreement, a certificate of merger shall be executed and filed in conformity with the requirements of the Marshall Islands Act.

Section 14.5	Amendment of Partnership Agreement.

Pursuant to Section 20(2) of the Marshall Islands Act, an agreement of merger or consolidation approved in accordance with Section 20(2) of the Marshall Islands Act may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for a limited partnership if it is the Surviving Business Entity.  Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger or consolidation.

Section 14.6	Effect of Merger.

(a)At the effective time of the certificate of merger:

(i)all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV
[Reserved]

ARTICLE XVI
SERIES A, SERIES B AND SERIES E CUMULATIVE REDEEMABLE PREFERRED UNITS

Section 16.1	Designations.
(a)

On April 23, 2013, the General Partner designated and created a series of Preferred Units designated as “7.25% Series A Cumulative Redeemable Preferred Units,” and fixed the preferences, rights, powers and duties of the holders of the Series A Preferred Units as set forth in this Article XVI.  Each Series A Preferred Unit shall be identical in all respects to every other Series A Preferred Unit, except as to the respective dates from which the Series A Liquidation Preference shall increase or from which Series A Distributions may begin accruing, to the extent such dates may differ.  The Series A Preferred Units represent perpetual equity interests in the Partnership and shall not give rise to a claim by the holder for redemption thereof at a particular date.

(b)

On April 13, 2015, the General Partner designated and created a series of Preferred Units designated as “8.50% Series B Cumulative Redeemable Preferred Units,” and fixed the preferences, rights, powers and duties of the holders of the Series B Preferred Units as set forth in this Article XVI.  Each Series B Preferred Unit shall be identical in all respects to every other Series B Preferred Unit, except as to the respective dates from which the Series B Liquidation Preference shall increase or from which Series B Distributions may begin accruing, to the extent such dates may differ.  The Series B Preferred Units represent perpetual equity interests in the Partnership and shall not give rise to a claim by the holder for redemption thereof at a particular date.

(c)

The General Partner hereby designates and creates a series of Preferred Units to be designated as “8.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units,” and fixed the preferences, rights, powers and duties of the holders of the Series E Preferred Units as set forth in this Article XVI.  Each Series E Preferred Unit shall be identical in all respects to every other Series E Preferred Unit, except as to the respective dates from which the Series E Liquidation Preference shall increase or from which Series E Distributions may begin accruing, to the extent such dates may differ.  The Series E Preferred Units represent perpetual equity interests in the Partnership and shall not give rise to a claim by the holder for redemption thereof at a particular date.

Section 16.2	Units.

(a)The authorized number of Series A Preferred Units, of Series B Preferred Units and of Series E Preferred Units shall each be unlimited.  Series A Preferred Units, Series B Preferred Units or Series E Preferred Units that are purchased or otherwise acquired by the Partnership shall be cancelled.

(b)The Series A Preferred Units, the Series B Preferred Units and the Series E Preferred Units shall, as to each such series of Preferred Units, be represented by a single Certificate registered in the name of the Depository or its nominee, and no Series A Holder, Series B Holder or Series E Holder shall be entitled to receive a Certificate evidencing such applicable Units, unless otherwise required by law or the Depository gives notice of its intention to resign or is no longer eligible to act as such with respect to such series of Preferred Units and the Partnership shall have not selected a substitute Depository within 60 calendar days thereafter.  So long as the Depository shall have been appointed and is serving with respect to such series of Preferred Units, payments and communications made by the Partnership to Series A Holders, Series B Holders or Series E Holders shall be made by making payments to, and communicating with, the Depository.

Section 16.3	Distributions.

(a)Distributions on each Series A Preferred Unit shall be cumulative and shall accrue at the Series A Distribution Rate from the Series A Original Issue Date (or, for any subsequently issued and newly Outstanding Series A Preferred Units, from the Series A Distribution Payment Date immediately preceding the issuance date of such Units) until such time as the Partnership pays the Series A Distribution or redeems the Series A Preferred Units in full in accordance with Section 16.6 below, whether or not such Series A Distributions shall have been declared.  Distributions on each Series B Preferred Unit shall be cumulative and shall accrue at the Series B Distribution Rate from the Series B Original Issue Date (or, for any subsequently issued and newly Outstanding Series B Preferred Units, from the Series B Distribution Payment Date immediately preceding the issuance date of such Units) until such time as the Partnership pays the Series B Distribution or redeems the Series B Preferred Units in full in accordance with Section 16.6 below, whether or not such Series B Distributions shall have been declared.  Distributions on each Series E Preferred Unit shall be cumulative and shall accrue at the applicable Series E Distribution Rate from the Series E Original Issue Date (or, for any subsequently issued and newly Outstanding Series E Preferred Units, from the Series E Distribution Payment Date immediately preceding the issuance date of such Units) until such time as the Partnership pays the Series E Distribution or redeems the Series E Preferred Units in full in accordance with Section 16.6 below, whether or not such Series E Distributions shall have been declared.  Series A Holders, Series B Holders and Series E Holders shall be entitled to receive Series A Distributions, Series B Distributions or Series E Distributions, as applicable, from time to time out of any assets of the Partnership legally available for the payment of distributions at the Series A Distribution Rate per Series A Preferred Unit, at the Series B Distribution Rate per Series B Preferred Unit, or at the applicable Series E Distribution Rate per Series E Preferred Unit, as applicable, in each case when, as, and if declared by the General Partner.  Distributions, to the extent declared by the General Partner to be paid by the Partnership in accordance with this Section 16.3, shall be paid quarterly on each Series A Distribution Payment Date, Series B Distribution Payment Date or Series E Distribution Payment Date, as applicable.  Distributions shall accumulate in each Series A Distribution Period from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Series A Original Issue Date), to but excluding the next Series A Distribution Payment Date for such Series A Distribution Period, and distributions shall accrue on accumulated Series A Distributions at the Series A Distribution Rate.  Distributions shall accumulate in each Series B Distribution Period from and including the preceding Series B Distribution Payment Date (other than the initial Series B Distribution Period, which shall commence on and include the Series B Original Issue Date), to but excluding the next Series B Distribution Payment Date for such Series B Distribution Period, and distributions shall accrue on accumulated Series B Distributions at the Series B Distribution Rate. Distributions shall accumulate in each Series E Distribution Period from and including the preceding Series E Distribution Payment Date (other than the initial Series E Distribution Period, which shall commence on and include the Series E Original Issue Date), to but excluding the next Series E Distribution Payment Date for such Series E Distribution Period, and distributions shall accrue on accumulated Series E Distributions at the applicable Series E Distribution Rate.  If any Series A Distribution Payment Date, Series B Distribution Payment Date or Series E Distribution Payment Date (during the Series E Fixed Rate Period) otherwise would occur on a date that is not a Business Day, declared Series A Distributions, Series B Distributions or Series E Distributions, as applicable, shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions.  Series A Distributions and Series B Distributions shall be payable based on a 360-day year consisting of twelve 30-day months. Series E Distributions for any Series E Distribution Period during the Series E Fixed Rate Period shall be payable based on a 360-day year consisting of twelve 30-day months and Series E Distributions for any Series E Distribution Period during the Series E Floating Rate Period shall be payable based on a 360-day year and the number of days actually elapsed during such Series E Distribution Period.

(b)Not later than 5:00 p.m., New York City time, on each Series A Distribution Payment Date, Series B Distribution Payment Date and Series E Distribution Payment Date, the Partnership shall pay those Series A Distributions, Series B Distributions or Series E Distributions, if any, that shall have been declared by the General Partner to Series A Holders, Series B Holders or Series E Holders, as applicable, on the Record Date for the applicable Series A Distribution, Series B Distribution or Series E Distribution.  The Record Date (the “Series A Distribution Record Date”) for the payment of any Series A Distributions shall be the fifth Business Day immediately preceding the applicable Series A Distribution Payment Date, except that in the case of payments of Series A Distributions in arrears, the Series A Distribution Record Date with respect to a Series A Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Article XVI.  The Record Date (the “Series B Distribution Record Date”) for the payment of any Series B Distributions shall be the fifth Business Day immediately preceding the applicable Series B Distribution Payment Date, except that in the case of payments of Series B Distributions in arrears, the Series B Distribution Record Date with respect to a Series B Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Article XVI. The Record Date (the “Series E Distribution Record Date”) for the payment of any Series E Distributions shall be the fifth Business Day immediately preceding the applicable Series E Distribution Payment Date, except that in the case of payments of Series E Distributions in arrears, the Series E Distribution Record Date with respect to a Series E Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Article XVI.  No distribution shall be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative Series A Distributions, Series B Distributions and Series E Distributions have been or contemporaneously are being paid or provided for on all Outstanding Series A Preferred Units, Series B Preferred Units, Series E Preferred Units and any other Parity Securities through the most recent respective Series A

Distribution Payment Dates, Series B Distribution Payments Dates and Series E Distribution Payment Dates.  Accumulated Series A Distributions, accumulated Series B Distributions or accumulated Series E Distributions in arrears for any past Series A Distribution Period, Series B Distribution Period or Series E Distribution Period, as applicable, may be declared by the General Partner and paid on any date fixed by the General Partner, whether or not a Series A Distribution Payment Date, Series B Distribution Payment Date or a Series E Distribution Payment Date, to Series A Holders, Series B Holders or Series E Holders, as applicable, on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date.  Subject to the next succeeding sentence, if all accumulated Series A Distributions, Series B Distributions and Series E Distributions in arrears on all Outstanding Series A Preferred Units, Series B Preferred Units, Series E Preferred Units and any other Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set apart, payment of accumulated distributions in arrears on the Series A Preferred Units, Series B Preferred Units, Series E Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest.  If less than all distributions payable with respect to all Series A Preferred Units, Series B Preferred Units, Series E Preferred Units and any other Parity Securities are paid, any partial payment shall be made pro rata with respect to the Series A Preferred Units, Series B Preferred Units, Series E Preferred Units and any such other Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series A Preferred Units, Series B Preferred Units, Series E Preferred Units and such other Parity Securities at such time.  Subject to Sections 12.4 and 16.6, none of the Series A Holders, Series B Holders or Series E Holders shall be entitled to any distribution, whether payable in cash, property or stock, in excess of full cumulative Series A Distributions, Series B Distributions or Series E Distributions, as applicable.  Except insofar as distributions accrue on the amount of any accumulated and unpaid Series A Distributions, Series B Distributions or Series E Distributions, as applicable, as described in Section 16.3(a), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in arrears on the Series A Preferred Units, the Series B Preferred Units or the Series E Preferred Units.  So long as the Series A Preferred Units, Series B Preferred Units or Series E Preferred Units, as applicable, are held of record by the nominee of the Depository, declared Series A Distributions, Series B Distributions or Series E Distributions shall be paid to the Depository in same-day funds on each Series A Distribution Payment Date, Series B Distribution Payment Date or Series E Distribution Payment Date, as applicable.

Section 16.4	Liquidation Rights.

(a)Upon the occurrence of any Liquidation Event, Series A Holders, Series B Holders and Series E Holders shall be entitled to receive out of the assets of the Partnership or proceeds thereof legally available for distribution to the Partners, (i) after satisfaction of all liabilities, if any, to creditors of the Partnership, (ii) after all applicable distributions of such assets or proceeds being made to or set aside for the holders of any Senior Securities then Outstanding in respect of such Liquidation Event, (iii) concurrently with any applicable distributions of such assets or proceeds being made to or set aside for holders of any Series A Preferred Units, Series B Preferred Units, Series E Preferred Units or other Parity Securities then Outstanding in respect of such Liquidation Event and (iv) before any distribution of such assets or proceeds is made to or set aside for the holders of Common Units and any other classes or series of Junior Securities as to such distribution, a liquidating distribution or payment in full redemption of such Series A Preferred Units, Series B Preferred Units or Series E Preferred Units in an amount equal to the Series A Liquidation Preference, the Series B Liquidation Preference or the Series E Liquidation Preference, as applicable.  For purposes of clarity, upon the occurrence of any Liquidation Event, (x) the holders of then Outstanding Senior Securities shall be entitled to receive the applicable Liquidation Preference on such Senior Securities before any distribution shall be made with respect to the Series A Preferred Units, the Series B Preferred Units, the Series E Preferred Units or any Parity Securities and (y) the Series A Holders shall be entitled to the Series A Liquidation Preference per Series A Preferred Unit in cash, the Series B Holders shall be entitled to the Series B Liquidation Preference per Series B Preferred Unit in cash and the Series E Holders shall be entitled to the Series E Liquidation Preference per Series E Preferred Unit in cash, in each case concurrently with any distribution made to the holders of any Parity Securities and before any distribution shall be made to the holders of Common Units or any other Junior Securities.  Series A Holders, Series B Holders and Series E Holders shall not be entitled to any other amounts from the Partnership, in their capacities as Series A Holders, Series B Holders or Series E Holders, as applicable, after they have received the Series A Liquidation Preference, the Series B Liquidation Preference or the Series E Liquidation Preference, as applicable.  The payment of the Series A Liquidation Preference, Series B Liquidation Preference or Series E Liquidation Preference shall be a payment in redemption of the Series A Preferred Units, the Series B Preferred Units or the Series E Preferred Units, as applicable, such that, from and after payment of the full Series A Liquidation Preference, Series B Liquidation Preference or Series E Liquidation Preference, any such Series A Preferred Unit, Series B Preferred Unit or Series E Preferred Unit, as applicable, shall thereafter be cancelled and no longer be Outstanding.

(b)If, in the event of any distribution or payment described in Section 16.4(a) above where the Partnership’s assets available for distribution to holders of the Outstanding Series A Preferred Units, Series B Preferred Units, Series E Preferred Units and any other Parity Securities are insufficient to satisfy the applicable Liquidation Preference for such Series A Preferred Units, Series B Preferred Units, Series E Preferred Units and Parity Securities, the Partnership’s then remaining assets or proceeds thereof legally available for distribution to unitholders of the Partnership shall be distributed among the holders of Outstanding Series A Preferred Units, Series B Preferred Units, Series E Preferred Units and such Parity Securities, as applicable, ratably on the basis of their relative aggregate Liquidation Preferences.  To the extent that the Series A Holders, Series B Holders or Series E Holders receive a partial payment of their Series A Liquidation Preference, Series B Liquidation Preference or Series E Liquidation Preference, as applicable, such partial payment shall reduce the Series A Liquidation Preference of their Series A Preferred Units, the Series B Liquidation Preference of their Series B Preferred Units, or the Series E Liquidation Preference of their Series E Preferred Units, as applicable, but only to the extent of such amount paid.

(c)After payment of the applicable Liquidation Preference to the holders of the Outstanding Series A Preferred Units, Series B Preferred Units, Series E Preferred Units and any other Parity Securities, the Partnership’s remaining assets and funds shall be distributed among the holders of the Common Units and any other Junior Securities then Outstanding according to their respective rights and preferences.

Section 16.5	Voting Rights.

(a)Notwithstanding anything to the contrary in this Agreement, none of the Series A Preferred Units, the Series B Preferred Units or the Series E Preferred Units shall have any voting rights except as set forth in Section 13.3(d), this Section 16.5 or as otherwise provided by the Marshall Islands Act.

(b)In the event that six quarterly Series A Distributions, whether consecutive or not, are in arrears, the Series A Holders shall have the right, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at a meeting of the General Partner called for such purpose within 30 days after receipt by the General Partner of a request by Series A Holders holding a majority of the Outstanding Series A Preferred Units, to elect one member of the Board of Directors of the General Partner, and the size of the Board of Directors of the General Partner shall be increased as needed to accommodate such change; provided, however, that such right of the Series A Holders shall not apply to the election of another director if (i) Series A Holders and holders of Parity Securities upon which like voting rights have been conferred, voting as a class, have previously elected a member of the Board of Directors of the General Partner and (ii) such director continues then to serve on the Board of Directors.  Such right of such Series A Holders to elect a member of the Board of Directors of the General Partner shall continue until the Partnership pays in full, or declares and sets aside funds for the payment of, all Series A Distributions accumulated and in arrears on the Series A Preferred Units, at which time such right shall terminate, subject to the revesting of such right in the event of each and every subsequent failure to pay six quarterly Series A Distributions as described above in this Section 16.5(b).  In the event that six quarterly Series B Distributions, whether consecutive or not, are in arrears, the Series B Holders shall have the right, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at a meeting of the General Partner called for such purpose within 30 days after receipt by the General Partner of a request by Series B Holders holding a majority of the Outstanding Series B Preferred Units, to elect one member of the Board of Directors of the General Partner, and the size of the Board of Directors of the General Partner shall be increased as needed to accommodate such change; provided, however, that such right of the Series B Holders shall not apply to the election of another director if (i) Series B Holders and holders of Parity Securities upon which like voting rights have been conferred, voting as a class, have previously elected a member of the Board of Directors of the General Partner and (ii) such director continues then to serve on the Board of Directors.  Such right of such Series B Holders to elect a member of the Board of Directors of the General Partner shall continue until the Partnership pays in full, or declares and sets aside funds for the payment of, all Series B Distributions accumulated and in arrears on the Series B Preferred Units, at which time such right shall terminate, subject to the revesting of such right in the event of each and every subsequent failure to pay six quarterly Series B Distributions as described above in this Section 16.5(b). In the event that six quarterly Series E Distributions, whether consecutive or not, are in arrears, the Series E Holders shall have the right, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at a meeting of the General Partner called for such purpose within 30 days after receipt by the General Partner of a request by Series E Holders holding a majority of the Outstanding Series E Preferred Units, to elect one member of the Board of Directors of the General Partner, and the size of the Board of Directors of the General Partner shall be increased as needed to accommodate such change; provided, however, that such right of the Series E Holders shall not apply to the election of another director if (i) Series E Holders and holders of Parity Securities upon which like voting rights have been conferred, voting as a class, have previously elected a member of the Board of Directors of the General Partner and (ii) such director continues then to serve on the Board of Directors.  Such right of such Series E Holders to elect a member of the Board of Directors of the General Partner shall continue until the Partnership pays in full, or declares and sets aside funds for the payment of, all Series E Distributions accumulated and in arrears on the Series E Preferred Units, at which time such right shall terminate, subject to the revesting of such right in the event of each and every subsequent failure to pay six quarterly Series E Distributions as described above in this Section 16.5(b).  Upon any termination of the right of the Series A Holders, the Series B Holders, the Series E Holders and, if applicable, holders of any other Parity Securities to vote as a class for such director, the term of office of the director then in office elected by such Series A Holders, Series B Holders, Series E Holders and holders of any other Parity Securities voting as a class shall terminate immediately.  Any director elected by the Series A Holders, the Series B Holders, the Series E Holders and, if applicable, holders of any other Parity Securities shall be entitled to one vote on any matter before the Board of Directors of the General Partner.

(c)

(i)Unless the General Partner shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series A Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the existing terms of the Series A Preferred Units.  Unless the General Partner shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series B Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the existing terms of the Series B Preferred Units. Unless the General Partner shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series E Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the existing terms of the Series E Preferred Units.

(ii)Unless the General Partner shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series A Preferred Units, Series B Preferred Units and Series E Preferred Units, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Partnership shall not (x) issue any Parity Securities if the cumulative distributions payable on Outstanding Series A Preferred Units, Series B Preferred Units or Series E Preferred Units are in arrears or (y) create or issue any Senior Securities.

(d)For any matter described in this Section 16.5 in which the Series A Holders, Series B Holders or Series E Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series A Holders, Series B Holders or Series E Holders shall be entitled to one vote per Series A Preferred Unit, Series B Preferred Unit or Series E Preferred Unit, as applicable.  Any Series A Preferred Units, Series B Preferred Units or Series E Preferred Units held by the Partnership or any of its subsidiaries or Affiliates shall not be entitled to vote.

Section 16.6	Optional Redemption.

The Partnership shall have the right at any time, and from time to time, on or after April 30, 2018 to redeem the Series A Preferred Units, in whole or in part, from any source of funds legally available for such purpose.  Any such redemption shall occur on a date set by the General Partner (the “Series A Redemption Date”).  The Partnership shall have the right at any time, and from time to time, on or after April 20, 2020 to redeem the Series B Preferred Units, in whole or in part, from any source of funds legally available for such purpose.  Any such redemption shall occur on a date set by the General Partner (the “Series B Redemption Date”). The Partnership shall have the right at any time, and from time to time, on or after February 15, 2025 to redeem the Series E Preferred Units, in whole or in part, from any source of funds legally available for such purpose.  Any such redemption shall occur on a date set by the General Partner (the “Series E Redemption Date”).

(a)The Partnership shall effect any such redemption by paying cash for each Series A Preferred Unit, Series B Preferred Unit or Series E Preferred Unit, as applicable, to be redeemed equal to (i) the Series A Liquidation Preference for such Series A Preferred Unit on such Series A Redemption Date (the “Series A Redemption Price”), (ii) the Series B Liquidation Preference for such Series B Preferred Unit on such Series B Redemption Date (the “Series B Redemption Price”), or (iii) the Series E Liquidation Preference for such Series E Preferred Unit on such Series E Redemption Date (the “Series E Redemption Price”).  So long as the Series A Preferred Units, Series B Preferred Units or Series E Preferred Units to be redeemed are held of record by the nominee of the Depository, the Series A Redemption Price, Series B Redemption Price or Series E Redemption Price, as applicable, shall be paid by the Paying Agent to the Depository on the Series A Redemption Date, the Series B Redemption Date or the Series E Redemption Price, as applicable.

(b)The Partnership shall give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series A Redemption Date, Series B Redemption Date or Series E Redemption Date, to the Series A Holders, Series B Holders or Series E Holders, as applicable (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series A Preferred Units, Series B Preferred Units or Series E Preferred Units to be redeemed as such Series A Holders’, Series B Holders’ or Series E Holders’ names appear on the books of the Transfer Agent and at the address of such Series A Holders, Series B Holders or Series E Holders shown therein.  Such notice (the “Series A Redemption Notice,” the “Series B Redemption Notice” or the “Series E Redemption Notice”, as applicable) shall state, as applicable:  (1) the Series A Redemption Date, Series B Redemption Date or Series E Redemption Date, (2) the number of Series A Preferred Units, Series B Preferred Units or Series E Preferred Units to be redeemed and, if less than all Outstanding Series A Preferred Units, Series B Preferred Units or Series E Preferred Units are to be redeemed, the number (and the identification) of Units to be redeemed from such Series A Holder, Series B Holder or Series E Holder, (3) the Series A Redemption Price, Series B Redemption Price or Series E Redemption Price, as applicable, (4) the place where the Series A Preferred Units, Series B Preferred Units or Series E Preferred Units are to be redeemed and shall be presented and surrendered for payment of the Series A Redemption Price, Series B Redemption Price or Series E Redemption Price therefor and (5) that distributions on the Units to be redeemed shall cease to accumulate from and after such Series A Redemption Date, Series B Redemption Date or Series E Redemption Date, as applicable.

(c)If the Partnership elects to redeem less than all of the Outstanding Series A Preferred Units, Series B Preferred Units or Series E Preferred Units, as applicable, the number of Series A Preferred Units, Series B Preferred Units or Series E Preferred Units to be redeemed shall be determined by the General Partner, and such Series A Preferred Units, Series B Preferred Units or Series E Preferred Units, as applicable, shall be redeemed by such method of selection as the Depository shall determine either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series A Preferred Units, Series B Preferred Units or Series E Preferred Units.  The aggregate Series A Redemption Price, Series B Redemption Price or Series E Redemption Price for any such partial redemption of the Outstanding Series A Preferred Units, Series B Preferred Units or Series E Preferred Units shall be allocated correspondingly among the redeemed Series A Preferred Units, Series B Preferred Units or Series E Preferred Units, as applicable.  The Series A Preferred Units, Series B Preferred Units or Series E Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XVI.

(d)If the Partnership gives or causes to be given a Series A Redemption Notice, Series B Redemption Notice or Series E Redemption Notice, the Partnership shall deposit with the Paying Agent funds, sufficient to redeem the Series A Preferred Units, Series B Preferred Units or Series E Preferred Units, as applicable, as to which such Series A Redemption Notice, Series B Redemption Notice or Series E Redemption Notice shall have been given, no later than 5:00 p.m. New York City time on the Business Day immediately preceding the Series A Redemption Date, Series B Redemption Date or Series E Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series A Redemption Price to the Series A Holders, the Series B Redemption Price to the Series B Holders and the Series E Redemption Price to the Series E Holders to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Series A Preferred Units, Series B Preferred Units or Series E Preferred Units, as applicable, is issued in the name of the Depository or its nominee) of the Certificates therefor as set forth in the Series A Redemption Notice, Series B Redemption Notice or Series E Redemption Notice.  If the Series A Redemption Notice, Series B Redemption Notice or Series E Redemption Notice, as applicable, shall have been given, from and after the Series A Redemption Date, Series B Redemption Date or Series E Redemption Date, as applicable, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series A Redemption Notice, Series B Redemption Notice or Series E Redemption Notice, all Series A Distributions on such Series A Preferred Units to be redeemed, Series B Distributions on such Series B Preferred Units to be redeemed and/or Series E Distributions on such Series E Preferred Units to be redeemed, as applicable, shall cease to accumulate and all rights of holders of such Series A Preferred Units, Series B Preferred Units or Series E Preferred Units as Limited Partners with respect to such Series A Preferred Units, Series B Preferred Units or Series E Preferred Units to be redeemed shall cease, except the right to receive the Series A Redemption Price, Series B Redemption Price or Series E Redemption Price, as applicable, and such Series A Preferred Units, Series B Preferred Units or Series E Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever.  The Partnership shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Series A Redemption Price of the Series A Preferred Units, the Series B Redemption Price of the Series B Preferred Units or the Series E Redemption

Price of the Series E Preferred Units, as applicable, to be redeemed), and the holders of any Series A Preferred Units, Series B Preferred Units or Series E Preferred Units so redeemed shall have no claim to any such interest income.  Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series A Preferred Units, Series B Preferred Units or Series E Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series A Redemption Date, Series B Redemption Date or Series E Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series A Holders, Series B Holders or Series E Holders entitled to such redemption or other payment shall have recourse only to the Partnership.  Notwithstanding any Series A Redemption Notice, Series B Redemption Notice or Series E Redemption Notice, there shall be no redemption of any Series A Preferred Units, Series B Preferred Units or Series E Preferred Units, as applicable, called for redemption until funds sufficient to pay the full Series A Redemption Price of such Series A Preferred Units, the full Series B Redemption Price of such Series B Preferred Units or the full Series E Redemption Price of such Series E Preferred Units, as applicable, shall have been deposited by the Partnership with the Paying Agent.

(e)Any Series A Preferred Units, Series B Preferred Units or Series E Preferred Units that are redeemed or otherwise acquired by the Partnership shall be canceled.  If only a portion of the Series A Preferred Units, Series B Preferred Units or Series E Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Series A Preferred Units, Series B Preferred Units or Series E Preferred Units is registered in the name of the Depository or its nominee), the Paying Agent shall issue to the Series A Holders, Series B Holders or Series E Holders, as applicable, a new Certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units, Series B Preferred Units or Series E Preferred Units represented by the surrendered Certificate that have not been called for redemption.

(f)Notwithstanding anything to the contrary in this Article XVI, in the event that full cumulative distributions on the Series A Preferred Units, Series B Preferred Units, Series E Preferred Units and any other Parity Securities shall not have been paid or declared and set apart for payment, none of the Partnership, the General Partner or any Affiliate of the General Partner shall be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units, Series B Preferred Units, Series E Preferred Units or other Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all Series A Holders, Series B Holders, Series E Holders and holders of any other Parity Securities.  None of the Partnership, the General Partner or any Affiliate of the General Partner shall be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Junior Securities unless full cumulative distributions on the Series A Preferred Units, Series B Preferred Units, Series E Preferred Units and any other Parity Securities for all prior and the then-ending Series A Distribution Periods, Series B Distribution Periods and Series E Distribution Periods shall have been paid or declared and set apart for payment.

Section 16.7	Rank.

The Series A Preferred Units, Series B Preferred Units and Series E Preferred Units shall each be deemed to rank:

(a)Senior to (i) the Common Units and (ii) any other class or series of Partnership Securities established after the Series A Original Issue Date by the General Partner, the terms of which class or series do not expressly provide that it is made senior to or on parity with the Series A Preferred Units, Series B Preferred Units or Series E Preferred Units as to distributions and distributions upon any Liquidation Event (collectively referred to with the Partnership’s Common Units as “Junior Securities”);

(b)On a parity with each other and with any other class or series of Partnership Securities established after the Series A Original Issue Date by the General Partner, the terms of which class or series are not expressly subordinated or senior to the Series A Preferred Units, Series B Preferred Units or Series E Preferred Units as to distributions and distributions upon any Liquidation Event (collectively referred to as “Parity Securities”); and

(c)Junior to any class or series of Partnership Securities established after the Series A Original Issue Date by the General Partner, the terms of which class or series expressly provide that it ranks senior to the Series A Preferred Units, Series B Preferred Units and Series E Preferred Units as to distributions and distributions upon any Liquidation Event (collectively referred to as “Senior Securities”).

The Partnership may issue Junior Securities and, subject to any approvals required by Series A Holders, Series B Holders and Series E Holders pursuant to Section 16.5(c)(ii), Parity Securities from time to time in one or more classes or series without the consent of the Series A Holders, Series B Holders or Series E Holders, as applicable.  The General Partner has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such class or series before the issuance of any Partnership Securities of such class or series.

Section 16.8	No Sinking Fund.

None of the Series A Preferred Units, the Series B Preferred Units or the Series E Preferred Units shall have the benefit of any sinking fund.

Section 16.9	Record Holders.

To the fullest extent permitted by applicable law, the General Partner, Partnership, the Registrar, the Transfer Agent and the Paying Agent may deem and treat any Series A Holder, Series B Holder and Series E Holder as the true, lawful and absolute owner of the applicable Series A Preferred Units, Series B Preferred Units or Series E Preferred Units for all purposes, and neither the General Partner, the Partnership nor the Registrar, the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary.

Section 16.10	Notices.

All notices or communications in respect of the Series A Preferred Units, Series B Preferred Units or Series E Preferred Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Article XVI, this Agreement or by applicable law.

Section 16.11	Other Rights; Fiduciary Duties.

None of the Series A Preferred Units, the Series B Preferred Units or the Series E Preferred Units shall have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Article XVI or as provided by applicable law.  Notwithstanding anything to the contrary in this Agreement, but subject to Section 7.9(c) and without reference to the definition of “good faith” in Section 7.9(b), neither the General Partner nor any other Indemnitee shall owe any fiduciary duties to Series A Holders, Series B Holders or Series E Holders, other than a contractual duty of good faith and fair dealing.

ARTICLE XVII
CLASS A COMMON UNITS

Section 17.1	Authorization of Class A Common Units; Reclassification of Existing Common Units; Rank.
(a)

The General Partner hereby authorizes and creates a class of Units designated as “Class A Common Units,” and fixes the rights, powers and duties of the holders of the Class A Common Units as set forth in this Article XVII. In connection with the creation and issuance of the Class A Common Units, each Common Unit that remained Outstanding following the Merger or that was issued pursuant to Section 3.1(g) of the Merger Agreement is hereby converted into and reclassified as a Class B Common Unit. On the Effective Date, 5,217,093 Class A Common Units were issued as a result of rollover elections in connection with the Merger. After the Effective Date, the Partnership shall not issue any additional Class A Common Units except pursuant to Sections 5.8(a) or 17.4.

(b)

Except as specifically provided in this Article XVII and Section 4.6, each Class A Common Unit shall be economically equivalent to and rank pari passu with a Class B Common Unit, and the holder of a Class A Common Unit shall have rights equivalent to a holder of a Class B Common Unit with respect to, without limitation, Partnership distributions and allocations of income, gain, loss or deductions.

Section 17.2	Voting Rights.

Notwithstanding anything to the contrary in this Agreement, the Class A Common Units shall not have any voting rights (and shall not be deemed Outstanding Units for purposes of Sections 13.3(d) or 13.3(e)) except as required by the Marshall Islands Act, but only to the extent that such voting rights under the Marshall Islands Act may not be waived. To the fullest extent permitted by applicable law, each Class A Common Unitholder hereby grants its proxy to the General Partner and authorizes the General Partner to vote, in the sole discretion of the General Partner, its Class A Common Units on any matter for which the Class A Common Units have voting rights pursuant to the Marshall Islands Act.

Section 17.3	Brookfield Sales Events; Automatic Redemption of Class A Common Units.

Subject to applicable legal, tax or regulatory constraints, in connection with any Brookfield Sales Event, the General Partner and the Partnership shall, automatically and without any action or future consent by any Class A Common Unitholder, redeem, at a price per Class A Common Unit equal to the consideration received by the Brookfield Affiliated Holders per Class B Common Unit in connection with such Brookfield Sales Event, a number of Class A Common Units equal to the Class A Sharing Amount, or effect such other transaction to achieve the same result. All expenses related to any redemption of Class A Common Units pursuant to this Section 17.3 shall be borne by the Partnership. The Partnership shall distribute the proceeds of the redemption of such Class A Common Units to the Class A Common Unitholders on a Pro Rata basis through a redemption or cancellation of an appropriate number of Class A Common Units. Each Class A Common Unitholder (a) consents to such redemption, (b) agrees to reasonably assist and cooperate with the Partnership and the General Partner to facilitate a Brookfield Sales Event and (c) and acknowledges that the General Partner and the Partnership shall have all rights under Section 2.6 to effectuate this Section 17.3.

Section 17.4	Preemptive Rights.
(a)

Other than through an Excluded Issuance, prior to the Partnership offering, issuing or selling any Common Units or other securities that have rights and preferences that rank pari passu with the Common Units (“Pari Passu Securities”), including debt (or other instruments) convertible into Pari Passu Securities, or options or other rights to acquire Pari Passu Securities, including pursuant to a commitment or subscription to acquire Pari Passu Securities over time pursuant to capital calls or otherwise, or any equity interest or options or other rights to acquire an equity interest in any Subsidiary of the Partnership, including debt or other instruments convertible into equity interests in a Subsidiary of the Partnership (collectively, the “New Interests”), to any Brookfield Affiliated Holder (a “Proposed Purchaser”), the Partnership shall, subject to compliance with applicable securities laws, deliver a notice (the “Preemptive Notice”) of its proposal to offer, issue or sell the New Interests to each Class A Common Unitholder, which Preemptive Notice shall offer each Class A Common Unitholder the right to purchase additional Class A Common Units and shall set forth in reasonable detail (A) the terms and conditions of such issuance, (B) the price per Class A Common Unit and (C) the maximum number of Class A Common Units (which will be issued to the Class A Common Unitholders in lieu of New Interests) that are available for purchase by such Class A Common Unitholder (Pro Rata based on such Class A Common Unitholder’s Percentage Interest, calculated as of the date of the Preemptive Notice, in relation to the total number of New Interests available for purchase) (such Class A Common Unitholder’s “Eligible Share”); provided, that, the New Interests available for purchase by the Proposed Purchaser shall be reduced, on a one-for-one basis, to the extent the Class A Common Unitholders elect to purchase additional Class A Common Units pursuant to this Section 17.4. Each Class A Common Unitholder shall have 5 Business Days after receipt of the Preemptive Notice (the “Election Period”) to exercise its right to purchase such Class A Common Units by delivering an irrevocable written notice to the Partnership, which shall state the number of Class A Common Units such Class A Common Unitholder elects to purchase up to the maximum amount of such Class A Common Unitholder’s Pro Rata share of the total number of Class A Common Units available for purchase in the Preemptive Notice (the “Offered Interests”).

(b)

If not all of the Class A Common Units are subscribed for by the Class A Common Unitholders, the Partnership shall have the right, but shall not be required, to offer, issue and sell the unsubscribed portion of the Offered Interests to any other Class A Common Unitholder at any time during the 60 days following the termination of the Election Period at a price and on terms no more favorable, in the aggregate, to such Class A Common Unitholder than specified in the Preemptive Notice. Notwithstanding the foregoing sentence, the General Partner may, in its reasonable discretion, impose such other reasonable and customary terms and procedures, including setting a closing date and requiring customary closing deliveries, in connection with any offering, issuance or sale of Offered Interests pursuant to this Section 17.4.

(c)

Notwithstanding anything to the contrary in this Agreement, the Partnership may, in order to expedite the issuance of New Interests under this Agreement, issue all or a portion of such New Interests to any Proposed Purchaser approved by the General Partner without complying with Sections 17.4(a) and (b); provided, however, that within 45 days of the issuance of such New Interests (or such longer period as may be required to comply with any applicable securities laws), the Partnership shall offer to sell an amount of Class A Common Units to each Class A Common Unitholder equal to such Class A Common Unitholder’s respective Eligible Share of such Class A Common Units in a manner that otherwise provides each such Class A Common Unitholder with rights substantially similar to the rights set forth in Sections 17.4(a) and (b). Each Class A Common Unitholder will have 5 Business Days after delivery of such a written offer to such Class A Common Unitholder to deliver an irrevocable written notice to the Partnership, which notice shall state the amount of Class A Common Units that such Class A Common Unitholder would like to purchase up to the maximum dollar amount equal to such Class A Common Unitholder’s Eligible Share of the total offering amount.

Section 17.5	Record Holders.

To the fullest extent permitted by applicable law, the General Partner, Partnership, the Registrar, the Transfer Agent and the Paying Agent may deem and treat any Class A Common Unitholder as the true, lawful and absolute owner of the applicable Class A Common Units for all purposes, and neither the General Partner, the Partnership nor the Registrar, the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary.

Section 17.6	Notices.

All notices or communications in respect of the Class A Common Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Article XVII, this Agreement or by applicable law.

Section 17.7	Other Rights; Fiduciary Duties.

None of the Class A Common Units shall have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Article XVII or as required by non-waivable applicable law. Notwithstanding anything to the contrary in this Agreement or any duty existing at law, in equity or otherwise to the fullest extent permitted by law, neither the General Partner nor any other Indemnitee shall owe any duties, including fiduciary duties, or have any liability to the Class A Common Unitholders, other than the implied contractual covenant of good faith and fair dealing.

ARTICLE XVIII
GENERAL PROVISIONS

Section 18.1	Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below.  Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise.  An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report.  If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners.  Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3.  The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

Section 18.2	Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 18.3	Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 18.4	Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto, including the Prior Agreement.

Section 18.5	Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 18.6	Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 18.7	Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.2(a) without execution hereof.

Section 18.8	Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the Marshall Islands, without regard to the principles of conflicts of law.

Section 18.9	Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 18.10	Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 18.11	Facsimile Signatures.

The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on Certificates representing Class B Common Units and Preferred Units is expressly permitted by this Agreement.

Section 18.12	Third-Party Beneficiaries.

Each Partner agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amended and Restated Agreement of Limited Partnership as of the date first written above.

GENERAL PARTNER:

Teekay Offshore GP L.L.C.

By:	/s/ Edith Robinson
Name:	Edith Robinson
Title:	Secretary

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner.

Teekay Offshore GP L.L.C.

By:	/s/ Edith Robinson
Name:	Edith Robinson
Title:	Secretary

[SIGNATURE PAGE CONTINUES ON NEXT PAGE]

ACKNOWLEDGED AND AGREED FOR PURPOSES OF SECTION 16.5(b):

Brookfield TK TOGP LP, as a member of the General Partner, to evidence its agreement to modify the governing documents of the General Partner at such time and in such manner as may be required from time to time by Section 16.5(b)

By: Brookfield Capital Partners (Bermuda) Ltd., its general partner

By:	/s/Anna Knapman-Scott
Name:	Anna Knapman-Scott
Title:	Assistant Secretary

Brookfield TK Block Acquisition LP., as a member of the General Partner, to evidence its agreement to modify the governing documents of the General Partner at such time and in such manner as may be required from time to time by Section 16.5(b)

By: Brookfield Capital Partners (Bermuda) Ltd., its general partner

By:	/s/Anna Knapman-Scott
Name:	Anna Knapman-Scott
Title:	Assistant Secretary

EXHIBIT A

to the Seventh Amended and Restated
Agreement of Limited Partnership of
Teekay Offshore Partners L.P.

Certificate Evidencing Class B Common Units
Representing Limited Partner Interests in
Teekay Offshore Partners L.P.

No.	Class B Common Units

In accordance with Section 4.1 of the Seventh Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), hereby certifies that                (the “Holder”) is the registered owner of Class B Common Units representing limited partner interests in the Partnership (the “Class B Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.  The rights, preferences and limitations of the Class B Common Units are set forth in, and this Certificate and the Class B Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda.  Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Teekay Offshore Partners L.P.

Countersigned and Registered by:	By:	Teekay Offshore GP L.L.C.,
its General Partner

By:
as Transfer Agent and Registrar		Title:

By:	By:

Authorized Signature Secretary

A-1

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
Custodian
			(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties	under Uniform Gifts /Transfers to CD Minors Act (State)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF CLASS B COMMON UNITS

in

TEEKAY OFFSHORE PARTNERS L.P.

FOR VALUE RECEIVED, ____________________ hereby assigns, conveys, sells and transfers unto

(Please insert Social Security or other
(Please print or typewrite name	identifying number of Assignee)
and address of Assignee)

____________ Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint _______________ as its attorney-in-fact with full power of substitution to transfer the same on the books of the Partnership.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

(Signature)

(Signature)

No transfer of the Class B Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Class B Common Units to be transferred is surrendered for registration or transfer.

A-2

EXHIBIT B

to the Seventh Amended and Restated
Agreement of Limited Partnership of
Teekay Offshore Partners L.P.

Certificate Evidencing Series A Cumulative
Redeemable Preferred Units
Representing Limited Partner Interests in
Teekay Offshore Partners L.P.

No.	Series A Preferred Units

In accordance with Section 4.1 of the Seventh Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), hereby certifies that                     (the “Holder”) is the registered owner of 7.25% Series A Cumulative Redeemable Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.  The rights, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda.  Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Teekay Offshore Partners L.P.

Countersigned and Registered by:	By:	Teekay Offshore GP L.L.C.,
its General Partner

By:
as Transfer Agent and Registrar		Title:

By:	By:

Authorized Signature Secretary

B-1

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
Custodian
			(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties	under Uniform Gifts /Transfers to CD Minors Act (State)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SERIES A PREFERRED UNITS

in

TEEKAY OFFSHORE PARTNERS L.P.

FOR VALUE RECEIVED, ____________________ hereby assigns, conveys, sells and transfers unto

(Please insert Social Security or other
(Please print or typewrite name	identifying number of Assignee)
and address of Assignee)

____________ Series A Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint _______________ as its attorney-in-fact with full power of substitution to transfer the same on the books of the Partnership.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

(Signature)

(Signature)

No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration or transfer.

B-2

EXHIBIT C

to the Seventh Amended and Restated
Agreement of Limited Partnership of
Teekay Offshore Partners L.P.

Certificate Evidencing Series B Cumulative
Redeemable Preferred Units
Representing Limited Partner Interests in
Teekay Offshore Partners L.P.

No.	Series B Preferred Units

In accordance with Section 4.1 of the Seventh Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), hereby certifies that                     (the “Holder”) is the registered owner of 8.50% Series B Cumulative Redeemable Preferred Units representing limited partner interests in the Partnership (the “Series B Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.  The rights, preferences and limitations of the Series B Preferred Units are set forth in, and this Certificate and the Series B Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda.  Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Teekay Offshore Partners L.P.

Countersigned and Registered by:	By:	Teekay Offshore GP L.L.C.,
its General Partner

By:
as Transfer Agent and Registrar		Title:

By:	By:

Authorized Signature Secretary

C-1

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
Custodian
			(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties	under Uniform Gifts /Transfers to CD Minors Act (State)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SERIES B PREFERRED UNITS

in

TEEKAY OFFSHORE PARTNERS L.P.

FOR VALUE RECEIVED, ____________________ hereby assigns, conveys, sells and transfers unto

(Please insert Social Security or other
(Please print or typewrite name	identifying number of Assignee)
and address of Assignee)

____________ Series B Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint _______________ as its attorney-in-fact with full power of substitution to transfer the same on the books of the Partnership.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

(Signature)

(Signature)

No transfer of the Series B Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series B Preferred Units to be transferred is surrendered for registration or transfer.

C-2

EXHIBIT D

to the Seventh Amended and Restated
Agreement of Limited Partnership of
Teekay Offshore Partners L.P.

Certificate Evidencing Series E Fixed-to-Floating Rate

Cumulative Redeemable Perpetual Preferred Units
Representing Limited Partner Interests in
Teekay Offshore Partners L.P.

No.	Series E Preferred Units

In accordance with Section 4.1 of the Seventh Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), hereby certifies that                     (the “Holder”) is the registered owner of 8.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series E Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.  The rights, preferences and limitations of the Series E Preferred Units are set forth in, and this Certificate and the Series E Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda.  Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Teekay Offshore Partners L.P.

Countersigned and Registered by:	By:	Teekay Offshore GP L.L.C.,
its General Partner
By:
as Transfer Agent and Registrar		Title:

By:	By:

Authorized Signature Secretary

D-1

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
Custodian
			(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties	under Uniform Gifts /Transfers to CD Minors Act (State)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SERIES E PREFERRED UNITS

in

TEEKAY OFFSHORE PARTNERS L.P.

FOR VALUE RECEIVED, ____________________ hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name	(Please insert Social Security or other
and address of Assignee)	identifying number of Assignee)

____________ Series E Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint _______________ as its attorney-in-fact with full power of substitution to transfer the same on the books of the Partnership.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

(Signature)

(Signature)

No transfer of the Series E Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series E Preferred Units to be transferred is surrendered for registration or transfer.

D-2

AMENDMENT NO. 1 TO SEVENTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

TEEKAY OFFSHORE PARTNERS L.P.

This AMENDMENT NO. 1 TO SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”) dated as of March 24, 2020, of Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), is entered into by Altera Infrastructure GP L.L.C., a Marshall Islands limited liability company (the “General Partner”).

W I T N E S S E T H

WHEREAS, the Partnership was formed upon the filing of a certificate of limited partnership with the Registrar of Corporation of the Republic of the Marshall Islands on August 31, 2006 (the “Certificate of Limited Partnership”) and is governed by that certain Seventh Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P. dated as of January 22, 2020 (including all exhibits, schedules and annexes thereto, the “LP Agreement”);

WHEREAS, pursuant to Section 13.1(a) of the LP Agreement, the General Partner approved the change of the name of the Partnership from “Teekay Offshore Partners L.P.” to “Altera Infrastructure L.P.”;

WHEREAS, on or about the date hereof, the Partnership filed an amendment to the Certificate of Limited Partnership of the Partnership in the office of the Registrar of Corporation of the Republic of the Marshall Islands changing the Partnership’s name from “Teekay Offshore Partners L.P.” to “Altera Infrastructure L.P.”, which filing is hereby ratified in all respects, it being noted that the General Partner recently changed its name to Altera Infrastructure GP L.L.C.;

WHEREAS, the General Partner, after a determination that adding such a provision does not adversely affect the limited partners in any material respect, also added a provision to the Certificate of Limited Partnership acknowledging that the Partnership will comply with all statutory recordkeeping obligation; and

WHEREAS, the General Partner desires to amend the LP Agreement as herein set forth to reflect these name changes.

NOW, THEREFORE, the General Partner does hereby amend the LP Agreement as follows:

Section 1.Amendments.

a)	All references to “Teekay Offshore Partners L.P.” within the LP Agreement shall henceforth be amended to be references to “Altera Infrastructure L.P.”.
b)	All references to “Teekay Offshore GP L.L.C.” within the LP Agreement shall henceforth be amended to be references to “Altera Infrastructure GP L.L.C.”

Section 2.Except as expressly provided in this Amendment, the terms and conditions of the LP Agreement are and remain in full force and effect.

Section 3This Agreement shall be construed in accordance with and governed by the laws of the Marshall Islands, without regard to the principles of conflicts of law.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned executed this Amendment as of the date first written above.

ALTERA INFRASTRUCTURE GP L.L.C.

By:	/s/ Edith Robinson
Edith Robinson
Secretary